UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 29, 2009

ASCENT SOLAR TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32919	20-3672603
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Grant Street Thornton, Colorado	80241
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (720) 872-5000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 1, 2009, Ascent Solar Technologies, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Barclays Capital Inc. (“Barclays”), providing for the sale in a firm commitment offering of 4,615,385 shares of the Company’s common stock at a price to the public of $6.50 per share (the “Public Offering”). The offer and sale of the shares are registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-156665), which became effective with the United States Securities and Exchange Commission on January 16, 2009. The Company expects the offering to close on or about October 6, 2009. In the Underwriting Agreement, the Company agrees to indemnify Barclays against certain liabilities, including liabilities under the Securities Act, or to contribute to payments that Barclays may be required to make because of any of those liabilities.

On September 29, 2009, the Company entered into a securities purchase agreement (the “Securities Purchase Agreement”) with Norsk Hydro Produksjon AS, its largest shareholder (“Norsk Hydro”). Pursuant to the Securities Purchase Agreement, the Company agrees to sell, and Norsk Hydro agrees to purchase, 769,230 restricted shares of the Company’s common stock for approximately $5.0 million in a private placement exempt from registration under the Securities Act. The restricted shares will be sold to Norsk Hydro at a per share price equal to the Public Offering price. The purchase by Norsk Hydro is contingent upon the completion of the Public Offering, and the Company expects the private placement to close on or about October 6, 2009 concurrently with the Public Offering, at which time the Company and Norsk Hydro will also execute a Registration Rights Agreement, pursuant to which Norsk Hydro will be granted demand and piggy-back registration rights.

The foregoing descriptions of the Underwriting Agreement, Securities Purchase Agreement and Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the Underwriting Agreement, Securities Purchase Agreement and Registration Rights Agreement, which are included as Exhibits 1.1, 10.1 and 10.2, respectively, to this Current Report on Form 8-K.

Item 8.01	Other Events

The prospectus supplement relating to the Public Offering updated the business description and risk factors contained in Part I, Items 1 and 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2008. A copy of the updated business description and risk factors are filed herewith as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

1.1	Underwriting Agreement dated as of October 1, 2009

5.1	Opinion of Holland & Knight LLP

10.1	Securities Purchase Agreement dated as of September 29, 2009

10.2	Form of Registration Rights Agreement

23.1	Consent of Holland & Knight LLP (included in Exhibit 5.1)

99.1	Business Description and Risk Factors

Forward-Looking Statements

This Current Report on Form 8-K, including its exhibits, contains forward-looking statements. Forward-looking statements typically are identified by use of terms such as “may,” “will,” “should,” “plan,” “expect,” “anticipate,” “intend,” “estimate” and similar words, although some forward-looking statements are expressed differently. Forward-looking statements represent our management’s judgment regarding future events. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, the Company can give no assurance that such expectations will prove to be correct. All statements other than statements of historical fact included in this Current Report on Form 8-K are forward-looking statements. The Company cannot guarantee the accuracy of the forward-looking statements, and you should be aware that the Company’s actual results could differ materially from those contained in the forward-looking statements due to a number of factors, including the statements under “Risk Factors” contained in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASCENT SOLAR TECHNOLOGIES, INC.

October 1, 2009	By:	/s/ GARY GATCHELL
	Name:	Gary Gatchell
	Title:	Chief Financial Officer and Secretary